Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  December 3, 2009

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's Telephone Number, Including Area Code)

ITEM 8.01	OTHER EVENTS

Rick’s Cabaret International, Inc. (the “Company”), announced on December 3, 2009 that it will build a new gentlemen’s club on land purchased near the Dallas-Ft. Worth International Airport.  The announcement is in connection with the entry into a Purchase Agreement and Build-to-Suit Turnkey Construction Agreement by RCI Entertainment (North FW), Inc., a wholly-owned subsidiary of the Company (“RCI”), whereby RCI agreed to pay $2.4 million for the subject property on the Airport Freeway (Highway 183) and $2.1 million in a turnkey agreement to have a 10,000-square foot building erected and furnished to RCI’s specifications.  The acquisition of the land will take place after a certificate of occupancy has been received for the building.  The City of Fort Worth has already zoned the property for use by a sexually oriented business.  The Company hopes the new club will be open in the summer of 2010, of which there can be no assurances.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

/s/ Eric Langan
By: Eric Langan
Date: December 8, 2009	Chairman, President, Chief Executive Officer